DELTA AND PINE LAND COMPANY
                                 ONE COTTON ROW

                          SCOTT, MISSISSIPPI 38772 USA

                                 (662) 742-4500

                                 March 25, 2002





To Our Stockholders:

You are cordially invited to attend the Annual Meeting of the Stockholders of Delta and Pine Land Company, which will be held on Thursday, April 25, 2002, at 10:00 AM, Central Time, at the East Memphis Marriott Hotel, Thousand Oaks Business Center, 2625 Thousand Oaks Boulevard, Memphis, Tennessee. All stockholders of record as of March 6, 2002, are entitled to vote at the annual meeting.

We appreciate your confidence in the Company and hope you will attend this Annual Meeting in person.

Whether or not you expect to attend the meeting, please complete, sign, date and promptly return the enclosed proxy card to ensure that your shares will be represented at the meeting. If you attend the meeting, you may vote in person even if you have sent in your proxy card.

                                              Sincerely,



                                              Jon E. M. Jacoby
                                              Chairman of the Board

                           DELTA AND PINE LAND COMPANY
                                 ONE COTTON ROW

                          SCOTT, MISSISSIPPI 38772 USA

                                 (662) 742-4500

                            NOTICE OF ANNUAL MEETING
                  OF STOCKHOLDERS TO BE HELD ON APRIL 25, 2002

To the Stockholders of
Delta and Pine Land Company:

The Annual Meeting of the Stockholders of Delta and Pine Land Company will be held at the East Memphis Marriott Hotel, Thousand Oaks Business Center, 2625 Thousand Oaks Boulevard, Memphis, Tennessee on Thursday, April 25, 2002, at 10:00 AM, Central Time, for the following purposes:

1. to elect two Class III members to the Board of Directors to three-year terms expiring at the 2005 Annual Meeting of Stockholders;
2. to ratify the appointment of Arthur Andersen LLP as the independent public accountants for the fiscal year ending August 31, 2002;
3. to act on a shareholder proposal to repeal the classified Board of Directors;
4. to transact such other business as may properly come before the meeting or any adjournments thereof.


The accompanying Proxy Statement contains further information with respect to these matters.

The stockholders of record at the close of business on March 6, 2002, are entitled to notice of and to vote at the Annual Meeting. The list of stockholders will be available for examination for the 10 days prior to the meeting at Delta and Pine Land Company's Corporate office, One Cotton Row, Scott, Mississippi 38772.

Your vote is important. Whether or not you plan to attend the meeting, please complete, sign and promptly return the enclosed proxy using the enclosed addressed envelope, which requires no postage if mailed within the United States.

                                              BY ORDER OF THE BOARD OF DIRECTORS



                                              Jerome C. Hafter
                                              Secretary

March 25, 2002

                           DELTA AND PINE LAND COMPANY

                                 ONE COTTON ROW
                            SCOTT, MISSISSIPPI 38772

                                 (662) 742-4500

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS

                                 April 25, 2002

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Delta and Pine Land Company ("D&PL" or the "Company") from stockholders holding shares of D&PL Common Stock ("Shares") for use at its Annual Meeting of Stockholders to be held on April 25, 2002, and at any adjournment or adjournments thereof. To assure adequate representation at the Annual Meeting, stockholders are requested to promptly sign and return the enclosed proxy.

Any stockholder giving a proxy has the power to revoke it at any time before it is voted. Revocation of a proxy is effective upon receipt by the Secretary of the Company of either: (i) an instrument revoking it or (ii) a duly-executed proxy bearing a later date. In addition, a stockholder who is present at the meeting may revoke the stockholder's proxy and vote in person if the stockholder so desires. Proxies furnished by stockholders pursuant hereto will be voted on proposals properly introduced at the meeting and in elections; and, if the person solicited specifies in the proxy a choice with respect to matters to be acted upon, the Shares will be voted in accordance with such specification. If no choice is specified, the proxy will be voted FOR approval of the nominees for directors, FOR the appointment of the independent public accountants named therein, AGAINST the shareholder proposal, and in the discretion of the proxy holders with regard to such other business as may come before the meeting.

Stockholders of record at the close of business on March 6, 2002 are entitled to vote at the meeting. The Proxy Statement and the accompanying form of proxy were mailed on or about March 25, 2002, to all stockholders of record as of the close of business on that date. The transfer agent, Computershare Investor Services, LLC, will tabulate the votes received prior to the meeting. The Secretary of the Company and W. Thomas Jagodinski, Senior Vice President, Chief Financial Officer and Assistant Secretary of the Company, will be appointed as inspectors of the Annual Meeting to count all votes and ballots and perform the other duties required of inspectors.

The presence at the Annual Meeting, in person or by proxy, of a majority of the Shares outstanding on March 6, 2002, will constitute a quorum. At that date, approximately 38,481,444 Shares were outstanding. The affirmative vote of the holders of a plurality of the Shares that are represented in person or by proxy at the meeting and entitled to vote is required to approve the election of directors. All matters other than the election of directors submitted to the stockholders shall be decided by a majority of the votes cast with respect to such matters. Each Share is entitled to one vote. The Company's stock is traded on the New York Stock Exchange under the symbol DLP.

All references herein to a particular year refer to the Company's fiscal year, which ends or ended on August 31 of the year indicated.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

To the best knowledge of the Company based on information filed with the Securities and Exchange Commission and the Company's stock records, the following table sets forth as of February 28, 2002, Shares beneficially owned by each director, each nominee for director, certain executive officers, any person owning more than 5% of the Shares individually, others with significant ownership and by all executive officers and directors as a group.


Name of Beneficial Owner                    Shares Beneficially Owned
---------------------------------------- ---------------------------------
                                             Amount of
                                             Beneficial       Percentage
                                             Ownership        of Class
----------------------------------------  ----------------- --------------
FMR Corp. (1)                                  2,917,242          7.5

Stephens Group, Inc.   (2)                     2,589,137          6.7

Monsanto Company (3)                           1,777,776          4.6

Jon E. M. Jacoby (4)                             133,731            *

F. Murray Robinson (5)                           113,246            *

Nam-Hai Chua (6)                                  45,505            *

Rudi E. Scheidt (7)                               45,112            *

Stanley P. Roth (8)                               27,500            *

Joseph M. Murphy (9)                                 698            *

Charles R. Dismuke, Jr. (5)                       82,666            *

W. Thomas Jagodinski (5)(10)                      70,211            *

James H. Willeke (5)                                  --            *

All Directors and Executive Officers as a Group  749,230          1.9

[19 persons]  (11) (12)




*    Less than one percent



(1) The mailing address for FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.
(2) Mr. Jacoby, a director of Stephens Group, Inc. ("SGI") and its subsidiary, Stephens, Inc., owns 133,731 Shares which are not included. See Note 4 below. The mailing address for Stephens Group, Inc. and affiliates is 111 Center Street, Little Rock, Arkansas 72201.
(3) Excludes shares obtainable by conversion of Series M Convertible Preferred Stock. If Monsanto converts pursuant to the terms of the preferred stock, Monsanto would receive 1,066,667 Shares of Common Stock which would make its amount of beneficial ownership 2,844,443 Shares, or 7.3%. The mailing address for Monsanto Company is 800 North Lindbergh Blvd., St. Louis, Missouri 63167.
(4) Includes the following Shares: 113,637 Shares owned by Jacoby Enterprises, Inc., as to which Mr. Jacoby has sole power to vote and sole power of disposition; and 20,094 Shares owned beneficially by Mr. Jacoby. Does not include Shares owned by Stephens Group, Inc., or other of its affiliates, except Jacoby Enterprises, Inc. See Note 2 above. The mailing address for Jacoby Enterprises, Inc., and Mr. Jacoby is 111 Center Street, Little Rock, Arkansas 72201.
(5) The mailing address for Messrs. Robinson, Jagodinski, Willeke and Dismuke is One Cotton Row, Scott, Mississippi 38772.
(6) Consists of 10,666 Shares owned by Dr. Chua's wife and 34,839 Shares held jointly by Dr. Chua's wife and child. Dr. Chua disclaims beneficial ownership of these Shares. The mailing address for Dr. Chua is c/o Laboratory of Plant Molecular Biology, Rockefeller University, 1230 York Avenue, New York, New York 10021-6399.
(7) The mailing address for Mr. Scheidt is 54 South White Station Road, Memphis, Tennessee 38117.
(8) These Shares are owned by North American Capital Corporation, as to which Mr. Roth has sole power to vote and sole power of disposition. The mailing address for Mr. Roth is 510 Broad Hollow Road, Suite 206, Melville, New York 11747.
(9) The Shares indicated are owned by Mr. Murphy's wife. Mr. Murphy disclaims beneficial ownership of these Shares. The mailing address for Mr. Murphy is 2687 North Ocean Boulevard, Boca Raton, Florida 33431.
(10) Includes 3,555 Shares owned by Mr. Jagodinski's wife. Mr. Jagodinski disclaims beneficial ownership of Shares owned by his wife.
(11) Includes the following Shares: 698 Shares owned by the wife of Joseph M. Murphy; 3,555 Shares owned by the wife of Mr. Jagodinski; and 45,505 Shares owned by the wife and child of Dr. Chua.
(12) As a group, the 749,230 Shares shown exclude vested and unvested options for 461,810 Shares pursuant to the 1993 Delta and Pine Land Company Stock Option Plan and options for 1,654,826 Shares pursuant to the 1995 Long-Term Incentive Plan for a total of 2,116,636. These option amounts include vested options for each individual listed in the table as follows: Jon E.
     M. Jacoby, 82,488; F. Murray Robinson, 89,954; Nam-Hai Chua 82,488; Rudi E. Scheidt, 82,488; Stanley P. Roth, 82,488; Joseph M. Murphy, 27,376; Charles
     R. Dismuke, Jr., 120,000; W. Thomas Jagodinski, 140,778; and James H. Willeke, 59,000 for a total of 767,060.


                                               OFFICERS OF THE COMPANY


                                                                       Offices Held with Company;

          Name (Age)                Position (1)                 Principal Occupation for Past Five Years
--        -----------          --   -------------     --         ----------------------------------------


Jon E. M. Jacoby (63)          Chairman of the Board   Mr. Jacoby has been employed by Stephens, Inc. and Stephens
                                                       Group, Inc., companies that engage in investment banking
                                                       activities, since 1963 and is presently a director and
                                                       officer for each of these companies. Stephens Inc. and
                                                       Stephens Group, Inc. are stockholders of D&PL. Mr. Jacoby is a director of Sangamo Bio-sciences, Eden Bioscience Corp.
                                                       and Power-One, Inc. He was a director of American Classic
                                                       Voyages Co. until he resigned on June 30, 1997 and of
                                                       Beverly Enterprises, Inc. until May 24, 2001.


Stanley Roth (64)              Vice Chairman           Mr. Roth controls and has been the Chairman of NACC, a
                                                       private merchant banking firm, since 1976. Since 1988, Mr.
                                                       Roth has served as the Chairman of Royal-Pioneer Industries,
                                                       Inc., and a director of Hollis Corporation. Mr. Roth became the Vice Chairman of CPG International, Inc., in 1990 and
                                                       the Chairman of GPC International, Inc., its successor
                                                       corporation, in 1994.  In 2001, Mr. Roth relinquished the
                                                       Chairmanship of GPC International, Inc. but continues to
                                                       serve as a director.   Mr. Roth is not an employee of D&PL
                                                       and receives no additional compensation for his role as Vice
                                                       Chairman.


F. Murray Robinson (67)        Vice Chairman and       Mr. Robinson has been employed by D&PL as Chief Executive
                               Chief Executive         Officer and Vice Chairman since October 2000. Prior to his
                               Officer                 retirement from D&PL in April 1999, Mr. Robinson had been
                                                       employed by D&PL  serving  as     Executive     Vice
                                                       President  from  December  1998 until April 1999 and
                                                       President  and  COO  from February    1989    until
                                                       December     1998     and Executive  Vice President
                                                       from   April  1988  until February 1989.  From 1981
                                                       through     1988,     Mr. Robinson     served    in
                                                       various   capacities  for  Agrigenetics Corporation,
                                                       an  agribusiness  company with     various     seed
                                                       divisions and biotechnology       plant operations.


Charles R. Dismuke, Jr. (47)   Senior Vice President  Mr. Dismuke has served as Senior Vice President since August
                                                      1999.  From January 1997 until August 1999, he served as
                                                      Senior Vice President and as President of Deltapine Seed
                                                      Division.  From October 1989 until January 1997, he served as Vice President-Operations.  Mr. Dismuke was a General
                                                      Manager of one of the Company's subsidiaries, Greenfield
                                                      Seed Company, from 1982 until 1989.  Mr. Dismuke has been
                                                      employed by D&PL or one of its subsidiaries since June 1977.



W. Thomas Jagodinski (45)      Senior Vice            Mr. Jagodinski has served as Senior Vice President and Chief
                               President, Chief       Financial Officer and Assistant Secretary since September
                               Financial Officer      2000 and from March 2000 until September 2000 as Senior Vice
                               and Assistant          President-Finance, Treasurer and Assistant Secretary. From
                               Secretary              February 1993 until March 2000, he served as Vice President
                                                      -  Finance  and  Treasurer and  Assistant  Secretary.
                                                      From   May   1992    until February  1993,  he served
                                                      as  Treasurer   and  Chief Financial  Officer.   From
                                                      October  1991 to May 1992, Mr.  Jagodinski  served as
                                                      the  Director of Corporate Accounting  and  Financial
                                                      Reporting    and    Income Taxes.  Prior  to  joining
                                                      the      Company,      Mr. Jagodinski was employed by
                                                      Arthur   Andersen  LLP  in various  capacities  since
                                                      1983.


Harry B. Collins (61)          Vice                   Dr. Collins has served as Vice President-Technology Transfer
                               President-Technology   since April 1998.  From 1985 until April 1998, Dr. Collins
                               Transfer               served as the Company's Vice President-Research.  Prior to that, Dr. Collins was the senior soybean breeder for the
                                                      Company.  Dr. Collins has been employed by D&PL since 1974.


Earl E. Dykes (48)             Vice                   Mr. Dykes has served as Vice-President - Operations since
                               President-Operations   February 1997 until present.  Prior to that time, Mr. Dykes served as the General Manger - Arizona Processing, Inc.
                                                      (which was acquired by the Company in May 1996 as the result of the Sure Grow merger).  Mr. Dykes was a shareholder of
                                                      Arizona Processing, Inc. at the time of acquisition.


Ricky D. Greene (32)           Vice                   Mr. Greene has served as Vice President-Business Development
                               President-Business     since September 2000. From May 1997 until September 2000,
                               Development            Mr. Greene served as Director of International Taxation and
                                                      Finance. Prior to joining the Company, Mr. Greene was
                                                      employed by Arthur Andersen LLP in various capacities since
                                                      1991.





Kater D. Hake (49)             Vice                   Dr. Hake has served as Vice President - Technology
                               President-Technology   Development since May 2001. From September 1996 until May
                               Development            2001, he served as International Division Vice President -
                                                      Technical Services. Prior to joining the company, Dr. Hake was Associate Professor with Texas A&M University, Manager of Cotton Physiology for the National Cotton Council of
                                                      America and Extension Farm Advisor with the University of
                                                      California.

William V. Hugie (42)          Vice President-        Dr. Hugie has served as Vice President-Research since
                               Research               September 1998.  From September 1996 until September 1998,
                                                      he    served    as    Vice President-New
                                                      Technologies.  From August   1994 until September 1996,
                                                      he  served  as  a  Project Leader  of the  Transgenic
                                                      Cotton  Breeding  Program, and  from   December  1988
                                                      until  August   1994,   he  served as a Project Leader
                                                      of  the  Sorghum  Breeding  Program.  Prior to joining
                                                      the Company, Dr. Hugie was employed   by  Funk   Seed
                                                      International from 1986 to  1988.


Thomas A. Kerby (57)           Vice                   Dr. Kerby has served as Vice President-Technical Services
                               President-Technical    since September 1994 and Director - Technical Services from
                               Services               November 1993, when he joined D&PL, until September 1994.
                                                      Prior   to   joining   the Company,  Dr. Kerby served
                                                      the  cotton   industry  of California     and     the
                                                      University  of  California as    Extension     Cotton
                                                      Agronomist    from    1981 through November 1993.


Donald L. Kimmel (63)          Vice                   Mr. Kimmel has served as Vice President-Industry Relations
                               President-Industry     of D&PL since September 2001, and prior to that time, as
                               Relations              Vice President-Sales and Marketing of D&PL since 1986.  From
                                                      1985 to 1986, Mr. Kimmel served as D&PL Marketing Manager.


Charles V. Michell (39)        Vice                   Mr. Michell has served as Vice President-Supply Chain
                               President-Supply       Management, Corporate Quality Assurance, and Information
                               Chain Management,      Systems since August 2001.  From April 2000 until August
                               Corporate Quality      2001, he served as Vice President-Supply Chain Management
                               Assurance, and         and Information Systems.  From October 1998 until April
                               Information Systems    2000, he served as Vice President of Information Systems,
                                                      and prior to that time, as Corporate Director-Information
                                                      Systems and Telecommunications since March 1995.  He
                                                      joined the Company in 1987 as Manager
                                                      of  Information   Systems. Prior   to   joining   the
                                                      Company,  Mr.  Michell was Manager    of     Computer
                                                      Operations at St.  Dominic Jackson Memorial  Hospital
                                                      and he  was  self-employed as     an      Information
                                                      Technology  Consultant  in the hospital,  banking and
                                                      custom welding industries.





Ann J. Shackelford (44)        Vice                   Ms. Shackelford has served as Vice President - Corporate
                               President-Corporate    Services since September 1997 and, until that time, as
                               Services               Director of New Business Product Development since January
                                                      1997.  From October 1994 until January 1997, she served as
                                                      Legal Coordinator.  Prior to joining the Company, Ms.
                                                      Shackelford was involved in private business.


John D. Stewart (42)           Vice                   Mr. Stewart has served as Vice President and President of
                               President-President    D&PL International  Division since September 2000. From June
                               D&PL International     1998 to September  2000, Mr. Stewart served as the General
                               Division               manager for Europe and  Africa. He joined the Company in
                                                      April  1996  as  Marketing and   Technical    Service
                                                      Manager-Deltapine  Australia,  a  subsidiary.
                                                      Prior   to   joining   the Company,    Mr.    Stewart
                                                      established  and managed a  private         consulting
                                                      business,  serving  cotton farmers in Australia.

James H. Willeke (57)          Vice President-        Mr. Willeke has served as Vice President- Sales and
                               Sales and Marketing    Marketing since August 1999.  From January 1997 until August
                                                      1999,  he served as Senior Vice   President   and  as
                                                      President-Paymaster Division.  From 1987 until
                                                      1996,    he    served   as President  - Hartz Seed in
                                                      Stuttgart,   Arkansas,   a subsidiary   of   Monsanto
                                                      Company.   From   1982  to 1987, he directed Lynks in
                                                      Marshalltown,     IA,    a subsidiary    of   Mycogen
                                                      Seeds, as General Manager.


Jerome C. Hafter (56) .......Secretary                Mr. Hafter has served as Secretary of D&PL since July 1993, and he served as Assistant Secretary from April 1990 until
                                                      July 1993. From 1976 until September 30, 2001, Mr. Hafter
                                                      was a partner in Lake Tindall, LLP, D&PL's general counsel where he had performed legal services for D&PL since 1983, and from October 1, 2001, he has been a partner of Phelps
                                                      Dunbar, LLP, now D&PL's general counsel ..................



(1) All biography information is provided as of March 25, 2002.

                                 PROPOSAL NO. 1

                                                ELECTION OF DIRECTORS

The number of directors is established by the Board of Directors and is currently set at six. The Company's Restated Certificate of Incorporation and By-Laws provide that the Board of Directors shall be divided into three classes (Class I, Class II, and Class III), with each class containing one-third, or as close to one-third as possible, of the total number of directors. Directors are elected at each annual meeting to succeed those directors whose terms then expire. Directors serve for terms of three years and until their successors have been duly elected. The directors chosen to succeed those whose terms are expiring are of the same class as the director they succeed. Class III Directors were elected at the March 30, 2000 Annual Meeting (which served as a make-up meeting for the 1999 Annual Meeting) to a term effectively expiring at the 2002 Annual Meeting. Class I Directors were elected at the December 29, 2000 Annual Meeting to serve a term expiring at the 2003 Annual Meeting. Class II Directors were elected at the June 20, 2001 Annual Meeting to serve a term expiring at the 2004 Annual Meeting.

The Board of Directors proposes the re-election of the two Class III Directors listed below:


                    Name                                          Offices Held with the Company;

       (Year First Elected a Director)                       Principal Occupation for Past Five Years


                  CLASS III


Jon E. M. Jacoby (1992) .......................See the description of Mr. Jacoby's offices with the company and principal occupation under "Officers of the Company")

F. Murray Robinson (2000) .....................(See the description of Mr. Robinson's offices with the company and principal occupation under "Officers of the Company"). Mr. Robinson was elected a Class III director of the Company on October 2, 2000

Continuing Directors

                          CLASS I


Stanley P. Roth (1988) ........................(See the description of Mr. Roth's offices with the company and principal occupation under "Officers of the Company")


Nam-Hai Chua (1993) ...........................Dr. Chua has acted as a consultant to D&PL since April 1991. Dr.
                                               Chua is the Andrew W. Mellon Professor and Head of the Plant
                                               Molecular Biology Laboratory of Rockefeller University, New York,
                                               New York, and has been with the University for over 20 years. In addition, Dr. Chua served as the Chairman of the Management Board of Directors of the Institute of Molecular Agrobiology ("IMA")
                                               until September 2000, Deputy Chairman from that time until
                                               September 2001, and as the Chairman of the Board of IMAGEN Holdings
                                               Pte. Ltd, an affiliate of IMA until August 2001. Dr. Chua was also a member of the Board of Directors of DNAP Holdings (formerly DNA
                                               Plant Technology Corporation), until he resigned in 1998 and
                                               BioInnovations of America (an entity owned by the Government of
                                               Singapore, which invests in United States biotechnology companies)
                                               until he resigned in 2000.  Dr. Chua also acted as a scientific consultant to Monsanto Company for matters relating to plant biology through 1995. Dr. Chua is 57 years of age .................


                             CLASS II




Joseph M. Murphy (1992) .......................Since 1987 and February 1993, respectively, Mr. Murphy has been the
                                               Chairman of Value Investors, Inc., a closely-held real estate investment company, and the Chairman of Country Bank, New York, New
                                               York.  Mr. Murphy is 66 years of age ..............................


Rudi E. Scheidt (1993) ........................Since 1990, Mr. Scheidt has been a private investor. From 1973 to
                                               1989, he served as President of Hohenberg Bros. Co., a worldwide cotton merchant, headquartered in Memphis, Tennessee, and as its
                                               Chairman during 1990.  Mr. Scheidt is Director Emeritus of National
                                               Commerce Financial Corporation, a bank holding company,
                                               headquartered in Memphis, Tennessee.  Mr. Scheidt is 76 years of age ...............................................................


THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THE INDIVIDUALS LISTED AS CLASS III DIRECTORS.

                                 PROPOSAL NO. 2

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Arthur Andersen LLP has served as the auditors for Delta and Pine Land Company since 1984. Upon the recommendation of the Audit Committee, the Board of Directors has appointed Arthur Andersen LLP as D&PL's independent auditors for the fiscal year ending August 31, 2002. The stockholders are asked to ratify this appointment at the annual meeting. Representatives of Arthur Andersen LLP will be present at the meeting to respond to appropriate questions and to make a statement if they so desire.

The Board of Directors reserves the right to withdraw its conditional appointment of Arthur Andersen, LLP as D&PL's independent auditors if circumstances arise, either before or after the annual meeting (notwithstanding the affirmative vote of a majority of the shares in favor of this proposal), which would make such withdrawal appropriate, as the Board of Directors may determine in the exercise of its business judgment.

The ratification of the appointment of Arthur Andersen LLP as D&PL's independent auditors requires the affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote. Arthur Andersen LLP billed Delta and Pine Land Company the following fees for services provided during fiscal year 2001:

     o Audit Fees: The aggregate fees for professional services rendered for the audit of D&PL's fiscal year 2001 annual financial statements and review of D&PL's Form 10-Q reports were $132,000.

     o Audit-Related Fees: The aggregate fees for professional services rendered during fiscal 2001 related to statutory foreign and stand-alone subsidiary audits and audits of employee benefit plans were $205,000.

     o   Financial Information Systems Design and Implementation Fees:  $0

     o   All Other Fees:  The aggregate  fees for all other  non-audit  services
         (including   tax-consulting  and  compliance  fees  of  $242,000)  were
         $367,000.

D&PL's Audit Committee has considered whether Arthur Andersen LLP's provision of non-audit services to D&PL is compatible with maintaining Arthur Andersen LLP's independence.

        THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THIS

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS.

                                  PROPOSAL NO.

                                        3

                               DECLASSIFIED BOARD

The Company has been informed that the New York City Employees Retirement System, 1 Centre Street, New York, New York 10007-2341, which reports an ownership of 75,109 shares of Delta and Pine Land Company common stock, intends to introduce the following proposal at the Annual Meeting:

                             REPEAL CLASSIFIED BOARD

     Submitted on behalf of the New York City Employees' Retirement System ("NYCERS"), by Alan G. Hevasi, Comptroller of the City of New York.

         BE IT RESOLVED, that the stockholders of Delta and Pine Land Company request that the Board of Directors take the necessary steps to declassify the Board of Directors and establish annual elections of directors, whereby directors would be elected anually and not be classes. This policy would take affect immediately, and be applicable to the re-election of any incumbent director whose term, under the current classified system, subsequently expires.

                              SUPPORTING STATEMENT

         We believe that the ability to elect directors is the single most important use of the shareholder franchise. Accordingly, directors should be accountable to shareholders on an annual basis. The election of directors by classes, for three-year terms, in our opinion, minimizes accountability and precludes the full exercise of the rights of shareholders to approve or disapprove annually the performance of a director or directors.

         In addition, since only one-third of the Board of Directors is elected annually, we believe that classified boards could frustrate, to the detriment of long-term shareholder interest, the efforts of a bidder to acquire control or a challenger to engage successfully in a proxy contest.

         We urge your support for the proposal to repeal the classified Board and establish that all directors be elected annually.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE AGAINST THIS PROPOSAL NO. 3.


The Company has had a classified Board of Directors since it became a public company in 1993. The Board believes that directors elected for classified terms are equally accountable to the shareholders as directors elected annually; the same legal standards of performance apply to all directors regardless of the length of the term. Moreover, directors of the Company are compensated, in part, with shares of the Company's common stock. Stock-based compensation aligns the interests of directors with those of the Company and its shareholders by providing directors an ownership stake in the Company.

The Board believes that the ability to replace the entire Board of Directors at one meeting undercuts director independence and leaves the Company vulnerable to special-interest groups that may not be acting in the best interest of all shareholders. The existence of a classified board encourages a potential acquirer to enter into arms-length negotiations with the board and thereby gives the board time and bargaining power to negotiate a transaction in the best interests of all of the shareholders. A three-year term also enhances the independence of non-management directors by providing a longer assured term of office and thereby reducing pressure from management or special interest groups having an agenda contrary to the long-term interests of the shareholders.

A classified Board ensures that a majority of the Board has prior experience with and in-depth knowledge of the Company; this experience and knowledge promote continuity and stability in the Company's business strategies and policies and contribute to more effective long-term strategic planning. A majority of the Board can be replaced in the course of two annual meetings, all held within approximately one year, and shareholders retain their ability to replace incumbent directors or propose and elect alternative nominees for the class of directors to be elected each year. Thus, shareholders continue to enjoy a significant opportunity to express their views regarding the Board's performance and to influence the Board's composition.

Finally, shareholders should note that the adoption of this proposal would not, without further action, declassify the Board. This proposal is merely a request that the Board take the necessary steps to put it into effect. Under Delaware law and the Company's certificate of incorporation declassification of the Board of Directors would require that the Board of Directors first determine that such a measure is advisable and adopt a proposed amendment to the Company's certificate of incorporation by a majority of the directors, and thereafter that at least 80% of the voting power of the then outstanding voting stock of the Company, voting as a single class, affirm the proposed amendment.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE AGAINST THIS PROPOSAL NO. 3.

                    THE BOARD OF DIRECTORS AND ITS COMMITTEES

Board Meetings and Attendance of Directors

The Board of Directors had nine meetings in fiscal 2001. All Directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors held while they were members, and (ii) the total number of meetings held by all Committees of the Board on which they served as members. The Company did not have a Nominating Committee in 2001.

Director's Compensation

Effective December 1, 2000, each Director receives an annual fee of $40,000 and attendance fees of $1,000 for each meeting of the Board of Directors attended. Prior to December 1, the annual fee was $25,000. Directors are reimbursed for actual expenses incurred in connection with attending Board or Committee meetings. Under the 1995 Long-Term Incentive Plan, as amended, each new director of the Company will be granted options for 62,222 shares (on a post-split basis). In addition, each director will be granted options for an additional 2,666 shares in each of the second through sixth years each director serves as such (which began in February 1998 for the present directors at that time). At the March 30, 2000 Annual Meeting, the Board of Directors agreed to grant options to each Director for 80,000 shares of the Company's Common Stock.

Committees of the Board

The Board of Directors has an Executive Committee, an Audit Committee and a Compensation Committee. Officers are elected by and serve at the discretion of the Board of Directors.

     Executive Committee

The members of the Executive Committee are Messrs. Jacoby, Murphy and Roth. This Committee did not meet during 2001. During the intervals between meetings of the Board of Directors, the Executive Committee has and may exercise all of the powers and authority of the Board of Directors, except as limited by law and except for the power to change the membership or to fill vacancies in the Board or said Committee. Action taken by the Executive Committee is reported to the Board of Directors at its first meeting following such action.

     Audit Committee

The members of the Audit Committee are Messrs. Roth, Murphy and Scheidt. Each of the committee members is independent as defined by 303.01(B)(2)(a)(3) of the New York Stock Exchange Listing Standards. The Audit Committee met two times during 2001 and recommended the annual appointment of the public accounting firm to be Delta and Pine Land's outside auditors, subject to approval by the Board and the shareholders. The Committee:

|X| reviewed with the outside auditors the scope of the audit, the auditors' fees and related matters;
|X| received the annual comments from the outside auditors on accounting procedures and systems of control;
|X| reviewed with the outside auditors any questions, comments or suggestions they may have had relating to Delta and Pine Land's internal controls, accounting practices or procedures or those of Delta and Pine Land's subsidiaries;

|X| reviewed with management and the outside auditors Delta and Pine Land's quarterly financial statements as required and have reviewed year end financial statements along with any material changes in accounting principles or practices used in preparing the statements prior to the filing of a report on Form 10-K or 10-Q with the SEC and have recommended the inclusion of the audited financial statements in the report on Form 10-K. This review included the items required by SAS 61 as in effect at that time in the case of the quarterly statements.

|X| received from the outside auditors the report required by Independence Standards Board Standard No. 1 as in effect at that time and discussed it with the outside auditors;
|X| reviewed, as needed, the adequacy of the systems of internal controls and accounting practices of Delta and Pine Land and its subsidiaries regarding accounting trends and developments;

|X| reviewed compliance with laws, regulations, and internal procedures, and contingent liabilities and risks that may be material to Delta and Pine Land.

The Delta and Pine Land Company Board of Directors has adopted a written charter for the Audit Committee. The Audit Committee hereby reports that the Audit Committee and the Company have complied with the Audit Committee Charter with respect to the fiscal year ended August 31, 2001.

Compensation   Committee   (Compensation   Committee   Interlocks   and  Insider
Participation)

The members of the Compensation Committee are Messrs. Jacoby and Murphy. The Company is not aware of any conflicts of interests which might be required to be disclosed. The Compensation Committee met one time during 2001. The Compensation Committee reviews and approves annual compensation, including bonuses, for senior management of the Company and administers the Company's 1993 Stock Option Plan, as amended, and the 1995 Long-Term Incentive Plan, as amended, including the grant of options under each plan.

                      REPORT OF THE COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

The Compensation Committee is composed entirely of independent, outside directors. The Compensation Committee is responsible for reviewing and approving the compensation of the Chief Executive Officer and the other executive officers of the Company and reviewing and approving stock-based awards when recommended, including stock options, for each executive officer.

The Company's policy is to pay cash compensation (salary and bonus) in sufficient amounts so that the Company's officers receive compensation that is competitive with that paid by other companies of similar size within the seed industry, after considering cost-of-living factors such as location, as well as providing long-term incentives based on the performance of the Company. The long-term incentives are designed to attract and retain key executives by providing rewards for outstanding performance relative to peer companies. The Company has followed this policy since 1989.

Salary and Bonus

Salary ranges of executive officers are based on a written job responsibility measurement system created by an independent, outside salary consultant. This system is adjusted annually. This system applies to all employees of the Company, and not just to the executive officers. Each position within the Company has an established salary range based on skill level and experience required to perform the duties, along with the position's level of importance to overall Company operations. Individual salary ranges are established at levels that provide internal equity, as well as competitiveness with similar positions in other companies with similar businesses. Merit salary increases are determined annually based on job performance and current salary level within the salary range set for that position. Each executive officer's performance review includes achievement against an established set of management responsibilities, as well as specific individual objectives. Objectives relate to the business function of that respective officer and may include financial performance objectives (i.e., achievement of budget goals), as well as other objectives relating to the individual's particular role in the Company (i.e., market share goals, unit cost improvement, plant safety record, new product introductions, etc.). The objectives of each executive officer are set by the Chief Operating Officer and the Chief Executive Officer. Each executive officer's performance is rated by the Chief Operating Officer and the Chief Executive Officer and the Compensation Committee. Non-merit increases are a function of inflation and, as a result, in recent years have been modest.

The method of salary measurement described above also applies to the Chief Operating Officer, the Chief Financial Officer, and the Chief Executive Officer. Objectives for the Chief Operating Officer and the Chief Financial Officer are set by the Chief Executive Officer, and objectives for the Chief Executive Officer are set by the Board of Directors. The Chief Executive Officer recommends to the Compensation Committee the salary for the Chief Operating Officer and the Chief Financial Officer based on this system. The salary of the Chief Executive Officer is discussed by the Chief Executive Officer with the Compensation Committee. Based on such discussions and the salary ranges and objectives discussed above, the Compensation Committee determines the Chief Executive Officer's compensation. Effective September 30, 2001, the Chief Operating Officer resigned, at which time the Chief Executive Officer assumed the Chief Operating Officer's responsibilities related to compensation matters.

A bonus pool is created annually based on a specified percentage of pre-tax, pre-bonus, and pre-pension earnings. Under the Company's incentive bonus program, the total of bonuses paid in any year is limited to the lower of two limitations: (1) the bonus pool reduced by pension costs and (2) the sum of all performance-based maximum individual awards. The Chief Executive Officer and Chief Operating Officer can reduce, but may not increase, the overall bonus pool from the amount calculated using the pre-established formula. The Compensation Committee, upon the recommendation of the Chief Executive Officer and the Chief Operating Officer, may also adjust the size of the bonus pool. All positions eligible for bonus are placed in one of five categories that govern the maximum bonus available as a percentage of the mid-point of the position's salary range. These five categories include: (1) Chief Executive Officer, Chief Operating Officer, and Senior Vice Presidents (2) other executive officers, (3) senior managers (4) middle managers and (5) all other bonus-eligible positions. This maximum is based on the potential impact on the Company's profit of the job's responsibilities.

Each executive officer's bonus is based on his performance and achievement against individual goals as described for merit salary increase review. Performance is expressed as a percentage which, when multiplied by the maximum bonus available for that job, results in an adjusted performance-based maximum individual award for that year. All bonus awards to eligible employees are calculated in this manner, and actual awards are effectively the pro rata share of the available bonus pool or the performance-based maximum, whichever is less. Thus, the bonus of each executive officer is dependent on the achievement of the Company's earnings and the level of performance of each officer against established performance criteria and personal objectives.

The bonus for the Chief Executive Officer and the Chief Operating Officer are similarly set, based on the individual's job performance. The Chief Executive Officer and Chief Operating Officer recommend their bonuses to the Compensation Committee. The Compensation Committee reviews and approves the bonus amounts for the Chief Executive Officer, the Chief Operating Officer, the other executive officers and senior management.

Stock Awards

Awards of stock options for each executive officer and other key employees must first be approved by the Compensation Committee and are granted at the sole discretion of the Committee. Based on an assessment of competitive factors, the Compensation Committee determines a suitable award that provides an incentive for both performance and employee retention purposes.

Chief Executive Officer's Compensation

During the Company's fiscal year ended August 31, 2001, Roger D. Malkin was the Chief Executive Officer of the Company until he retired on October 30, 2000. F. Murray Robinson has been employed by D&PL as Chief Executive Officer and Vice Chairman since October 2000. Mr. Malkin's and Mr. Robinson's salaries were based on their contribution to the Company. They were entitled to merit salary increases. These merit increases were determined in accordance with the procedures and guidelines described above. For fiscal 2001, Mr. Malkin's base annual salary was $330,000, of which $82,500 was paid prior to his retirement with no bonus and Mr. Robinson's base salary was $205,000 with a bonus of $155,000. The Compensation Committee approved Mr. Robinson's bonus based on his achievement with respect to the targeted earnings goal for the Company. Other factors in the Compensation Committee's decision were Mr. Robinson's leadership in developing corporate growth strategies, developing international business opportunities and his contribution made in developing the market for biotechnology-enhanced seed.

                                                         Compensation Committee

                                                              Jon E. M. Jacoby
                                                              Joseph M. Murphy

                PERFORMANCE OF DELTA AND PINE LAND COMPANY SHARES


The Company's Shares were first publicly traded on June 29, 1993. The following table shows a comparison of cumulative total return to stockholders for D&PL Common Stock, the NYSE/AMEX/NASDAQ Market Index and the S&P Supercap Agriculture Index. The table assumes $100 invested on August 31, 1996, and the reinvestment of dividends.


                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                      BETWEEN DELTA AND PINE LAND COMPANY,
                      THE S & P SUPERCAP AGRICULTURE INDEX

           AND THE NYSE/AMEX/NASDAQ STOCK MARKET (US COMPANIES) INDEX

                                                                 Cumulative Total Return

                                              --------------------------------------------------------------------------
                                                  8/96         8/97        8/98        8/99         8/00        8/01



DELTA AND PINE LAND COMPANY                     100.00       173.30      270.86      179.28       155.60      129.45
S & P SUPERCAP AGRICULTURE                      100.00       133.19      103.94       94.28        72.14      110.02
NYSE/AMEX/NASDAQ STOCK MARKET (US COMPANIES)    100.00       136.95      140.58      195.51       237.32      175.83


* $100 INVESTED ON 8/31/1996 IN STOCK OR INDEX (INCLUDING REINVESTMENT OF DIVIDENDS) FOR EACH FISCAL YEAR ENDING AUGUST 31.

                             EXECUTIVE COMPENSATION

Note: Roger D. Malkin died November 22, 2000. Mr. Malkin was the Chief Executive Officer of Delta and Pine Land Company until he retired on October 30, 2000. Steven M. Hawkins resigned effective September 30, 2001. Mr. Hawkins was President and Chief Operating Officer. F. Murray Robinson has been employed by D&PL as Chief Executive Officer and Vice Chairman since October 2000. Prior to his retirement from D&PL in April 1999, Mr. Robinson had been employed by D&PL serving as Executive Vice President from December 1998 until April 1999 and President and COO from February 1989 until December 1998. Following are compensation related tables and information as required by the Securities and Exchange Commission reflecting executive compensation for the fiscal year ended August 31, 2001.

Annual Compensation

The following table sets forth certain information regarding compensation paid to, or accrued for, the Company's Chief Executive Officer and the Company's four other most highly-compensated executive officers (the "Named Officers") during the year ended August 31, 2001:

                           Summary Compensation Table


                                                                                Long- Term
                                            Annual Compensation                Compensation

                                                                          Securities
Name and ...................                                              Underlying   All Other
Principal Position .........                Year   Salary($)   Bonus($)   Options(1)   Compensation

Roger D. Malkin ............                2001    82,500      --           --        $ 6,667(3)
  Chief Executive Officer ..                2000   290,000   300,000      199,113(2)   $29,000(3)
  (Retired October 30, 2000)                1999   290,000   487,228(4)     2,666(2)   $30,000(3)

F. Murray Robinson .........                2001   205,000   155,000       64,888      $50,583(3)
  Chief Executive Officer ..                2000      --        --           --           --
                                            1999   126,667      --           --           --

Steven M. Hawkins ..........                2001   280,000   150,000         --           --
   President and Chief .....                2000   240,000   200,000      150,000         --
   Operating Officer .......                1999   218,000   150,000         --           --

W . Thomas Jagodinski                       2001   205,000   215,000         --           --
   Senior Vice President, ..                2000   180,000   200,000      137,000         --
   Chief Financial Officer,                 1999   162,500    75,000         --           --
   and Assistant Secretary

Charles R. Dismuke, Jr .....                2001   204,000   135,000         --           --
   Senior Vice President ...                2000   179,000   115,000      100,000         --
                                            1999   170,000    45,000         --           --

James H. Willeke ...........                2001   180,600    80,000         --           --
   Vice President Sales ....                2000   170,600    65,000       20,000         --
   and Marketing ...........                1999   165,600    25,000         --           --





(1)  All stock options reflected on a post-split basis.
(2) Includes options for 80,000 Shares granted to Mr. Malkin in his capacity as a director of the Company, concurrently with identical grants to all directors of the Company, 2,666 shares granted by formula to Mr. Malkin in his capacity as a director, and 116,447 shares granted in his capacity as Chief Executive Officer.

(3)  Director's and attendance fees for serving as a director of the Company.
(4) Consists of a cash bonus of $250,000 and the transfer by the Company to Mr. Malkin of certain real property with a fair market value of $237,228.


Employment Contracts and Change-In-Control Arrangements

Mr. Jagodinski is employed pursuant to an employment agreement effective September 1, 1997 which provided for an annual base salary of $150,000 subject to upward adjustment plus bonus, the amount of which is determined in accordance with the bonus program described herein, plus insurance and other fringe benefits. The agreement is automatically extended each day so that at any given date, the time remaining under the contract will be for an additional two year period. The contract may be terminated, except as a result of a change in control or in anticipation of a change in control, upon three months written notice. The employment agreement includes provisions pursuant to which Mr. Jagodinski will receive, in the event of the termination of his employment due to a change in control or in anticipation of a change in control, an amount that in effect is equal to two times his highest salary and bonus paid during any of the previous five calendar years; plus a continuation for 24 months of his insurance and fringe benefits. Mr. Jagodinski's agreement provides him the right to surrender his stock options to the Company and receive cash in lieu of stock, plus provides for certain tax protection payments of amounts paid to him under this plan. In addition, Mr. Jagodinski was granted an option for 53,333 shares of common stock at $28.04 per share. Pursuant to the terms of this agreement, Mr. Jagodinski shall not compete with the Company for one year upon his termination in the event of a change in control.

Option Grants in Last Fiscal Year

The only options exercisable into securities of the Company are those outstanding under the 1993 Stock Option Plan adopted in April 1993 and the 1995 Long-Term Incentive Plan. The 1993 Plan has not been available for further grants since 1996. The Company granted options for 84,218 Shares under the 1995 Plan in 2001. All options granted under both plans vest 20% per annum commencing on the first day of the second and each succeeding year following each grant and expire ten years from the date of grant.

The following table sets forth certain information concerning stock options granted during fiscal 2001:

                                            Option Grants in Fiscal 2001

                               Percentage of
                Number of      Total Options                                      Potential Realized Value at
                Securities       Granted                                    Assumed Annual Rates of Stock
                Underlying     to Employees In                                           Price Appreciation of Option
Name             Options       Fiscal Year      Exercise Price     Expiration                 Term (1)
----             -------      --------------  ---------- --------    Date
                                                                                    0 %        5%         10%

F. Murray        62,222         73.88%               $ 25.19        10/2/10        --        986,000     2,498,000
Robinson          2,666         3.16%                $ 23.68        6/20/11        --         40,000       101,000



(1) The dollar amount under these columns are the result of calculations at 5% and 10% rates arbitrarily set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, of the Company's stock price. Any actual gain on exercise of options is dependent on the future performance of the Company's stock.


Options Exercised in Last Fiscal Year

The following table sets forth certain information concerning stock option exercises during 2001 and unexercised options held as of August 31, 2001 for each of the Named Officers:


                  Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

---------------------------- ------------ ----------- -------------------------------- --------------------------------

                              Number of Securities

                                                      Underlying Unexercised Options        Value of Unexercised
                                                                  at the                   In-The-Money Options at

                                                              Fiscal Year End              The Fiscal Year End (1)
                                                              ---------------              -----------------------
---------------------------- ------------ ----------- -------------------------------- --------------------------------
---------------------------- ------------ ----------- -------------- ----------------- -------------- -----------------
                               Shares     Gain
                              Acquired    Realized
                                on            on
                              Exercise     Exercise    Exercisable     Unexercisable    Exercisable     Unexercisable

---------------------------- ------------ ----------- -------------- ----------------- -------------- ----------------
---------------------------- ------------ ----------- -------------- ----------------- -------------- ----------------
Roger D. Malkin (2)(3)           --       $  --          141,777             -          $  57,486     $        -
---------------------------- ------------ ----------- -------------- ----------------- -------------- ----------------
---------------------------- ------------ ----------- -------------- ----------------- -------------- ----------------
F. Murray Robinson               --          --            77,510          64,888               -              -
---------------------------- ------------ ----------- -------------- ----------------- -------------- ----------------
---------------------------- ------------ ----------- -------------- ----------------- -------------- ----------------
Steven M. Hawkins (3)            --          --          140,667         192,667          255,493          332,373
---------------------------- ------------ ----------- -------------- ----------------- -------------- ----------------
------------------------------ ---------- ----------- -------------- ----------------- -------------- ----------------
W.T. Jagodinski (3)            --            --          123,044         125,600          559,549          197,984
------------------------------ ---------- ----------- -------------- ----------------- -------------- ----------------
------------------------------ ---------- ----------- -------------- ----------------- -------------- ----------------
Charles R. Dismuke, Jr.(3)     --            --          111,022           84,978       1,019,773             89,760
------------------------------ ---------- ----------- -------------- ----------------- -------------- ----------------
---------------------------- ------------ ----------- -------------- ----------------- -------------- ----------------
James H. Willeke                 --          --            59,000          16,000         249,270             9,280
---------------------------- ------------ ----------- -------------- ----------------- -------------- ----------------


(1) Based on $20.20 per Share, the August 31, 2001, closing value as quoted by the New York Stock Exchange.

(2) According to the terms of Mr. Malkin's options, all of his options became fully exercisable upon his retirement because he was over 65 years of age.

(3) Computation excludes the "out-of-the-money" options for the following number of shares: 42,664 shares for Mr. Malkin, 142,398 shares for Mr. Robinson, 130,000 shares for Mr. Hawkins, 74,667 shares for Mr. Jagodinski, and 24,889 shares for Mr. Dismuke.



Compensation Pursuant to Plans

     Pension Plan

The Company maintains a noncontributory defined benefit plan (the "Pension Plan") that covers substantially all full-time employees, including the Named Officers. All employees of the Company and its domestic subsidiaries, who have both attained age 21 and completed one year of eligibility service, are eligible to participate in the Pension Plan. The Pension Plan provides a normal retirement benefit (if employment terminates on or after age 65) equal to the sum of: (i) 22.75% of the average compensation (the average of the participant's five highest consecutive calendar years of earnings, including overtime but excluding bonuses) reduced by 1/25th for each year of credited service less than 25 at normal retirement; and (ii) 22.75% of average compensation exceeding the greater of one-half of average social security covered compensation and $10,000, reduced by 1/35th for each year of credited service less than 35 at normal retirement.

The following table shows the estimated benefits payable in the form of a single-life annuity upon retirement in specified average compensation and years of credited service classifications:

                               Pension Plan Table

                            Years of Credited Service

Compensation      15         20         25         30         35
--------      --------   --------   --------   --------   --------

$ 25,000       4,036      5,381      6,727      6,934      7,142
$ 50,000       9,886     13,181     16,477     17,497     18,517
$ 75,000      15,736     20,981     26,227     28,059     29,892
$100,000      21,586     28,781     35,977     38,622     41,267
$150,000      33,286     44,381     55,477     59,747     64,017
$200,000      36,562     48,749     60,937     65,662     70,387
$250,000      36,562     48,749     60,937     65,662     70,387
$300,000      36,562     48,749     60,937     65,662     70,387
$400,000      36,562     48,749     60,937     65,622     70,387


The above estimated annual benefits were calculated by the actuary for the Pension Plan. Benefit amounts shown are the annual pension benefits payable in the form of a single-life annuity for an individual attaining the age of 65 in 2001. In addition, such amounts reflect the 2001 maximum compensation limitation under the Internal Revenue Code of 1986, as amended, and are not subject to any deduction for social security or other amounts.

The estimated years of credited service and eligible average compensation for each of the Named Officers as of January 1, 2001, the most recent Pension Plan valuation date, are as follows:

        ---------------------------- ------------------------- -----------------

                                        Years of Credited       Average Plan

        Name                                 Service           Compensation

        ---------------------------- ------------------------- -----------------
        ---------------------------- ------------------------- -----------------
        F. Murray Robinson                      11                 154,000
        ---------------------------- ------------------------- -----------------
        ---------------------------- ------------------------- -----------------
        Steven M. Hawkins                       4                  159,375
        ---------------------------- ------------------------- -----------------
        ---------------------------- ------------------------- -----------------
        W.T. Jagodinski                         9                  150,417
        ---------------------------- ------------------------- -----------------
        ---------------------------- ------------------------- -----------------
        Charles R. Dismuke, Jr.                 24                 158,500
        ---------------------------- ------------------------- -----------------
        ---------------------------- ------------------------- -----------------
        James H. Willeke                        5                  161,133
        ---------------------------- ------------------------- -----------------
















Supplemental Executive Retirement Plan

The Company adopted a Supplemental Executive Retirement Plan ("SERP"), which became effective January 1, 1992, and covers certain management personnel, including certain of the Named Officers. The SERP provides for payments to participants in the form of a single-life annuity, or as otherwise provided by the SERP commencing at age 65 or the participant's postponed retirement date. The following table sets forth the scheduled estimated annual benefits expected to be paid pursuant to the SERP to the Named Officers who are currently participants:

         Name (1)                             Annual Cash Benefit

      F. Murray Robinson..........................      $27,000

(1) Benefits in the amount of $3,000 were paid to Roger D. Malkin pursuant to the SERP during fiscal 2001; however, these payments ceased upon the death of Mr. Malkin in November 2000.

The SERP also provides that on the death of an active employee, the Company will pay a death benefit to the participant's surviving spouse equal to the actuarial equivalent of the participant's accrued benefit, which is based upon the participant's years of service with the Company and the years of service the participant would have had at age 65, if employment had continued. If a participant's employment with the Company is terminated prior to age 65 for reasons other than death, then the participant shall be paid a vested percentage of his accrued benefit equal to the participant's annual cash benefit above multiplied by a fraction (not greater than one), the numerator of which is the participant's years of service as of the date of termination of employment and the denominator of which is the participant's projected years of service as of age 65, if employment had not terminated.

Each participant's vested percentage in the SERP is determined as follows:

     Number of Years of Service                      Vested Percentage

     1 but less than 2....................................   20%
     2 but less than 3....................................   40%
     3 but less than 4....................................   60%
     4 but less than 5....................................   80%
     5 or more............................................  100%

Under the terms of the SERP, the Company may discontinue additional eligibility and planned payments under the SERP at any time. The Named Officer noted above is fully vested in the SERP.

Defined Contribution Plan

Effective April 1, 1994, the Company established a defined contribution plan under the rules of Internal Revenue Code Section 401(k) (the "401(k) Plan"). The 401(k) Plan covers substantially all full-time employees. Eligible employees of the Company and its domestic subsidiaries, who have both attained age 21 and completed one year of service, may participate in the 401(k) Plan. Prior to January 1, 2001, a participant could elect to contribute up to 18% of his or her eligible earnings to the 401(k) Plan, however, effective January 1, 2001, a participant may elect to contribute up to 25% of his or her eligible earnings to the 401(k) Plan. The 401(k) Plan allows the Company to match a maximum of six percent of eligible employee contributions. As of August 31, 2001, the Company has elected not to match such contributions.

Incentive Plans

The Company maintains two incentive plans that compensate key employees and directors through the grant of options to buy shares of Common Stock. In July 1993, the Company adopted the 1993 Stock Option Plan, but no more options were granted under the plan effective with the adoption of the 1995 Long-Term Incentive Plan. On October 17, 1995, the Company's Board of Directors adopted the 1995 Long-Term Incentive Plan which the shareholders ratified at the 1996 Annual Meeting. In March 2000, the plan was amended and restated eliminating the ability of the Board of Directors to award stock appreciation rights, restricted Shares of Common Stock and performance units. Pursuant to the amended and restated 1995 Plan, the Board of Directors may award stock options to officers, key employees and directors. Under the amended and restated 1995 Plan, 5,120,000 Shares are authorized for grant, which is an increase from the original 2,560,000 Shares. As of August 31, 2001, options for 4,288,645 Shares have been granted under the 1995 Plan, leaving available for grant 1,463,591 Shares, including 632,236 Shares that have been forfeited and are available for re-grant.

Under both plans, all options for stock granted vest 20% per annum commencing on the first day of the second and each succeeding year following each grant and expire ten years from the date of grant. Shares subject to options and awards under the LTIP which expire unexercised are available for new option grants and awards. The number of shares available for grant under the 1993 Plan upon forfeitures of options outstanding thereunder has been reduced to zero and the granting of options thereunder has ceased.

                                                CERTAIN TRANSACTIONS
Registration Rights

John Hancock Mutual Life Insurance Company has a one-time right to register, under the Act, Shares owned by it on June 28, 1993, less the number of Shares sold by Hancock in the Company's initial public offering. All of the expenses of such registration, except for the cost of printing and Hancock's counsel, will be paid by the Company. Hancock's registration rights are conditioned on Hancock providing the Company with a legal opinion that its Shares may not otherwise be publicly sold.

The holder of the convertible Series M Non-Voting Preferred Stock has certain registration rights associated with the Common Stock into which the Preferred Stock is convertible. The Preferred Stock is convertible into Common Stock beginning upon the seventh anniversary of the date on which it was issued (February 2, 1996) or the occurrence of certain specified events, whichever occurs first.

Cotton Biotechnology Research Contract

The Company has a Cotton Biotechnology Research contract with the Institute of Molecular Agrobiology ("IMA"). Nam-Hai Chua, a director of the Company, was the Deputy Chairman of the Management Board of Directors of IMA, until September 2001. The value of the contract exceeds $60,000, however, the contract is not a material contract, as defined by the Securities Exchange Commission. The contract is also not a material contract for IMA, and according to Dr. Chua he derives no particular or direct benefit from the contract.

Future Transactions with Affiliates and Advances

The Company requires that any transactions between the Company and persons or entities affiliated with officers, directors, employees or stockholders of the Company be on terms no less favorable to the Company than could be obtained in an arm's-length transaction with an unaffiliated party. Such transactions will also be subjected to approval by a majority of the non-employee directors of the Company. The Board of Directors has adopted resolutions prohibiting advances without its approval, except for ordinary business and travel advances in accordance with the Company's policy.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely on review of the copies of reporting forms furnished to the Company, or written representations that no forms were required, the Company believes that during fiscal 2001, all required events of its officers, directors and 10% stockholders to the Securities and Exchange Commission of their ownership and changes in ownership of Shares (as required pursuant to Section 16(a) of the Securities Exchange Act of 1934) have been filed, except that the following individuals filed the following number of late reports with respect to the following number of transactions: One Form 4 for Mr. Scheidt relating to shares donated to a family foundation, one Form 4 for Mr. Dykes relating to the sale of stock, and one Form 5 for Mr. Roth relating to a stock option grant.

                                                    OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors knows of no matters that will be presented for consideration at the Annual Meeting other than those mentioned in this Proxy Statement. If any other matters are properly brought before the Annual Meeting, it is intended that the persons named in the proxy will act in respect thereof in accordance with their best judgment.

                                      SOLICITATION OF PROXIES AND COST THEREOF

The expense of soliciting proxies and the cost of preparing, assembling and mailing material in connection with the solicitation of proxies will be paid by the Company. In addition to the use of mails, certain directors, officers or employees of the Company and its subsidiaries, who receive no compensation for their services other than their regular salaries, may solicit proxies. The Company will reimburse brokerage firms, nominees, custodians and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners and seeking instruction with respect thereto.

                                              STOCKHOLDER PROPOSALS

Stockholder proposals intended to be included in the proxy statement and presented at the 2003 Annual Meeting should have been received by the Company no later than August 30, 2002. With regard to stockholder proposals not included in the Company's proxy statement but which a stockholder wishes to be brought before the 2002 Annual Meeting, the Company's bylaws establish an advance notice procedure which requires that the Company receive notice of such a proposal by not less than 60 days nor more than 90 days prior to the date of the Annual Meeting; provided, however, that in the event that less than 70 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure was made. In addition to the above requirements as to timeliness, the proposals must meet certain eligibility requirements of the Securities and Exchange Commission.

                                       ANNUAL REPORT AND FINANCIAL STATEMENTS

Stockholders may obtain a copy of the Company's annual report on Form 10-K ("Report 10-K"), as filed with the Securities and Exchange Commission, without charge (except for exhibits), by contacting: W.T. Jagodinski, Senior Vice President and Chief Financial Officer, Delta and Pine Land Company, One Cotton Row, Scott, Mississippi 38772 or via email at w.thomas.jagodinski@deltaandpine.com.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            Jerome C. Hafter
                                            Secretary